Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Strong First-Quarter 2017 Results

Year-over-year earnings per share growth of 19% and loan growth of 9%

DEFIANCE, Ohio, April 20, 2017 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, item and statement processing services, today reported earnings for the first-quarter ended March 31, 2017.

First-quarter 2017 highlights over prior-year first quarter include:

●	Net income of $2.0 million, an increase of 20.4 percent, or $0.3 million

●	Return on average assets of 0.96 percent, up 10.3 percent, or 9 basis points

●	Diluted earnings per share (EPS) of $0.31, an increase of 19.2 percent, or $0.05 per share

●	Loan growth of $49.6 million, or 8.6 percent

●	Deposit growth of $74.9 million, or 11.7 percent

●	Mortgage origination volume of $56.7 million, a decrease of 21.2 percent, or $15.3 million; servicing portfolio of $917.4 million, up 15.7 percent, or $124.7 million

Highlights	Three Months Ended
($000’s except ratios and share data)	Mar. 2017	Mar. 2016	% Change
Operating revenue	$10,308	$9,551	7.9%
Interest income	7,414	6,827	8.6
Interest expense	908	715	27.0
Net interest income	6,506	6,112	6.4
Noninterest income	3,802	3,439	10.6
Noninterest expense	7,382	6,895	7.1
Net income	1,993	1,655	20.4
Earnings per diluted share	0.31	0.26	19.2
Net interest margin (FTE)	3.59%	3.75%	(4.3)
Return on average assets	0.96%	0.87%	10.3
Return on average equity	9.13%	8.03%	13.7

“SB Financial Group’s first-quarter diluted EPS was up 19 percent compared to the prior-year quarter, due to strong SBA loan sales offsetting a softer mortgage origination quarter,” said Mark A. Klein, Chairman, President and CEO of SB Financial. “We were encouraged to see asset quality metrics continue to improve, with non-performing assets ending the quarter at just 56 basis points.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, consisting of net interest income and noninterest income, was up 7.9 percent from the first quarter of 2016, and down 12.5 percent from the linked quarter.

●	Net interest income was up 6.4 percent from the year-ago quarter, and down 2.1 percent from the linked quarter.

●	Net interest margin (FTE) was down 14 basis points from the year-ago quarter, and down 10 basis points from the linked quarter. The year-over-year decline was due to lower loan volume, decreased mortgage loan fees and higher deposit funding costs.

●	Noninterest income was up 10.6 percent from the year-ago quarter, and down 25.9 percent from the linked quarter.

Mortgage Loan Business

Mortgage loan originations for the first quarter of 2017 were $56.7 million, down $15.3 million, or 21.2 percent, from the year-ago quarter. Total sales of originated loans were $50.5 million, down $8.9 million, or 15.0 percent from the year-ago quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.6 million for the first quarter of 2017, compared to $0.9 million for the year-ago quarter, or a 74.5 percent increase. The mortgage servicing valuation adjustment for the first quarter 2017 was a positive $0.03 million, compared to a negative adjustment of $0.8 million for the first quarter of 2016. The aggregate servicing valuation impairment ended the quarter at $0.2 million. The mortgage servicing portfolio at March 31, 2017, was $917.4 million, up $124.7 million, or 15.7 percent, from $792.7 million at March 31, 2016.

Mr. Klein noted, “The rise in rates impacted our mortgage production as we saw volume decline 15 percent compared to the prior year. Refinance activity has slowed significantly, but our purchase volume hit a high level of 93 percent of total volume for the quarter.”

Mortgage Banking ($000’s)	Mar. 2017	Dec. 2016	Sep. 2016	Jun. 2016	Mar. 2016
Mortgage originations	$56,667	$83,469	$117,209	$110,210	$71,941
Mortgage sales	50,473	81,689	101,147	95,150	59,383
Mortgage servicing portfolio	917,435	899,710	868,783	831,781	792,666
Mortgage servicing rights	8,927	8,422	6,887	6,494	6,608

Mortgage servicing revenue:
Loan servicing fees	566	553	531	505	491
OMSR amortization	(218)	(462)	(397)	(309)	(170)
Net administrative fees	348	91	134	196	321
OMSR valuation adjustment	35	1,233	71	(469)	(767)
Net loan servicing fees	383	1,324	205	(273)	(446)
Gain on sale of mortgages	1,250	2,002	2,503	2,284	1,383
Mortgage banking revenue, net	$1,633	$3,326	$2,708	$2,011	$937

Noninterest Income and Noninterest Expense

SB Financial’s noninterest income includes revenue from a diverse group of services, such as wealth management, deposit fees and from the sale of small business loans (SBA). SBA activity for the quarter was brisk, with total loan volume of $4.6 million and gains of $0.4 million. Wealth management assets under our care stood at $404.3 million as of March 31, 2017. For the first quarter of 2017, noninterest income as a percentage of total revenue was 36.9 percent. The recapture of servicing rights positively impacted the quarter by $0.03 million.

For the first quarter of 2017, noninterest expense (NIE) of $7.4 million, was up $0.5 million, or 7.1 percent, compared to the same quarter last year. The increase was due mainly to increases in staffing in our mortgage, wealth management and SBA divisions. Compared to the linked quarter, NIE was down $0.5 million, or 6.1 percent.

Mr. Klein stated, “Since we recommitted to SBA lending in 2014, we have achieved steady growth as our gains for the first quarter of 2017 were double the gains we experienced over the entire calendar year of 2014. Our pipeline continues to build in every region. The equity markets and expanded production resulted in total wealth assets under our care eclipsing the $400 million mark at March 31.”

Noninterest Income / Noninterest Expense ($000’s)	Mar. 2017	Dec. 2016	Sep. 2016	Jun. 2016	Mar. 2016
Noninterest Income (NII)	$3,802	$5,128	$5,015	$4,307	$3,439
NII / Total Revenue	36.9%	43.6%	42.9%	40.1%	36.0%
NII / Average Assets	1.8%	2.5%	2.5%	2.2%	1.8%

Noninterest Expense (NIE)	$7,382	$7,859	$7,930	$7,407	$6,895
Efficiency Ratio	71.6%	66.7%	67.8%	69.0%	72.2%
NIE / Average Assets	3.6%	3.9%	4.0%	3.8%	3.6%
Net Noninterest Expense	(1.8)	(1.3)	(1.5)	(1.6)	(1.8)

Balance Sheet

Total assets as of March 31, 2017, were $846.8 million, up $72.0 million, or 9.3 percent, from a year ago. Total equity as of March 31, 2017, was $88.0 million, up 6.0 percent, from a year ago, and was at 10.4 percent of total assets.

Total loans held for investment were $626.7 million at March 31, 2017, up $49.6 million, or 8.6 percent, from March 31, 2016. Commercial real estate loans were up $26.5 million, or 10.3 percent, and accounted for the majority of the total loan growth, Commercial (C & I) also rose $10.3 million or 11.2 percent.

The investment portfolio of $111.7 million, including Federal Reserve Bank and Federal Home Loan Bank stock, represented 13.2 percent of assets at March 31, 2017, and was up 9.8 percent from the year-ago period. Deposit balances of $712.9 million at March 31, 2017, increased by $74.9 million, or 11.7 percent, since March 31, 2016. Growth from the prior year included $7.6 million in checking and $67.3 million in savings and time deposit balances.

“Loan volume was lower than our expectations for the quarter, as we experienced some unanticipated pay-offs and delays in the timing of expected closings,” said Mr. Klein. However, our regional leaders are engaged in their markets and our pipelines are expanding. The quarter saw further improvement in our top-quartile asset quality metrics, as net charge-offs were just three basis points and our level of non-performing assets is now down to 56 basis points.”

Loan Portfolio ($000’s)	Mar. 2017	Dec. 2016	Sep. 2016	Jun. 2016	Mar. 2016	Variance YOY
Commercial	$102,392	$109,087	$101,245	$100,651	$92,086	$10,306
% of Total	16.4%	16.9%	16.4%	16.6%	16.0%	11.2%
Commercial RE	282,951	284,084	268,408	261,923	256,461	26,490
% of Total	45.1%	44.1%	43.3%	43.3%	44.4%	10.3%
Agriculture	47,580	52,475	54,609	52,375	42,467	5,113
% of Total	7.6%	8.2%	8.8%	8.7%	7.4%	12.0%
Residential RE	136,762	142,452	139,757	135,506	132,627	4,135
% of Total	21.8%	22.1%	22.6%	22.4%	23.0%	3.1%
Consumer & Other	57,037	56,335	55,333	54,321	53,493	3,545
% of Total	9.1%	8.7%	8.9%	9.0%	9.3%	6.6%

Total Loans	$626,722	$644,433	$619,352	$604,776	$577,134	$49,588
Total Growth Percentage						8.6%

Deposit Bal. ($000’s)	Mar. 2017	Dec. 2016	Sep. 2016	Jun. 2016	Mar. 2016	Variance YOY
Non-Int DDA	$124,664	$125,189	$116,976	$110,899	$112,209	$12,455
% of Total	17.5%	18.6%	17.7%	17.1%	17.6%	11.1%
Interest DDA	133,388	131,598	135,729	129,658	138,235	(4,847)
% of Total	18.7%	19.5%	20.5%	20.0%	21.7%	(3.5)%
Savings	103,901	95,594	89,265	84,975	86,038	17,863
% of Total	14.6%	14.2%	13.5%	13.1%	13.5%	20.8%
Money Market	138,915	122,976	126,501	134,365	120,672	18,243
% of Total	19.5%	18.3%	19.1%	20.7%	18.9%	15.1%
Certificates	212,047	197,716	193,673	188,403	180,874	31,173
% of Total	29.7%	29.4%	29.3%	29.1%	28.4%	17.2%

Total Deposits	$712,915	$673,073	$662,144	$648,300	$638,028	$74,887
Total Growth Percentage						11.7%

Asset Quality

SB Financial maintained its high-performing peer asset quality level during the quarter, reporting non-performing assets of $4.7 million as of March 31, 2017, down $3.8 million, or 44.3 percent, from the year-ago quarter. The decrease from the prior year resulted from the full principal payoff of an existing delinquent commercial real estate credit that moved through foreclosure without loss. SB Financial’s nonperforming assets to total assets of 0.56 percent is in the top quartile of its 65-bank peer group. The coverage of problem loans by the loan loss allowance was at 204.0 percent at March 31, 2017, up from the 89.3 percent at March 31, 2016.

Summary of Nonperforming Assets ($000’s)

Nonperforming Category	Mar. 2017	Dec. 2016	Sep. 2016	Jun. 2016	Mar. 2016	Variance YOY
Commercial & Agriculture	$187	$194	$151	$158	$164	$23
% of Total Com./Ag. loans	0.13%	0.12%	0.10%	0.12%	0.12%	14.0%
Commercial RE	939	1,194	1,393	5,309	5,218	(4,279)
% of Total CRE loans	0.33%	0.42%	0.52%	2.02%	2.03%	(82.0)%
Residential RE	1,126	1,162	1,152	1,088	1,156	(30)
% of Total Res. RE loans	0.82%	0.82%	0.82%	0.80%	0.87%	(2.6)%
Consumer & Other	130	187	193	138	46	84
% of Total Con./Oth. loans	0.23%	0.33%	0.35%	0.25%	0.09%	N/M
Total Nonaccruing Loans	2,382	2,737	2,889	6,693	6,584	(4,202)
% of Total loans	0.38%	0.43%	0.47%	1.11%	1.14%	(63.8)%
Accruing Restructured Loans	1,383	1,590	1,588	1,381	1,482
Total Nonaccruing & Restructured Loans	$3,765	$4,327	$4,477	$8,074	$8,066	$(4,301)
% of Total loans	0.60%	0.67%	0.72%	1.34%	1.40%	(53.3)%
Foreclosed Assets	950	994	73	157	406
Total Nonperforming Assets	$4,715	$5,321	$4,550	$8,231	$8,472	$(3,757)
% of Total assets	0.56%	0.65%	0.57%	1.04%	1.09%	(44.3)%

Webcast and Conference Call

The Company will hold a related conference call and webcast on April 21, 2017, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at http://www.yoursbfinancial.com/investorrelations.html. An audio replay of the call will be available on the SB Financial website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company with two operating subsidiaries: State Bank and Diverse Computer Marketers (DCM). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 19 banking centers; 18 in nine Ohio counties and one center in Fort Wayne, Indiana, and 24 full-service ATMs. The Company has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. DCM provides item processing and statement production services to community banks located primarily in the Midwest. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2016, SB Financial was ranked #160 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that including certain non-GAAP financial measures will provide investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

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SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in Thousands)	2017	2016	2016	2016	2016

ASSETS
Cash and due from banks	$45,740	17,012	25,167	29,945	35,529

Securities available for sale, at fair value	107,937	90,129	92,689	92,472	97,990
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748
Total investment securities	111,685	93,877	96,437	96,220	101,738

Loans held for sale	5,104	4,434	5,865	8,441	6,890

Loans, net of unearned income	626,722	644,433	619,352	604,776	577,134
Allowance for loan losses	(7,679)	(7,725)	(7,320)	(7,450)	(7,205)
Net loans	619,043	636,708	612,032	597,326	569,929

Premises, equipment and software, net	19,909	19,129	18,673	18,806	18,994
Cash surrender value of life insurance	13,791	13,725	13,653	13,581	13,509
Goodwill & other intangibles	16,419	16,422	16,426	16,429	16,432
Foreclosed assets held for sale, net	950	994	73	157	406
Mortgage servicing rights	8,727	8,422	6,887	6,494	6,608
Accrued interest receivable	1,462	1,512	1,641	1,397	1,489
Other assets	4,018	3,770	4,946	4,367	3,296
Total assets	$846,848	816,005	801,800	793,163	774,820

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$124,664	125,189	116,976	110,899	112,209
Interest bearing demand	133,388	131,598	135,729	129,658	138,235
Savings deposits	103,901	95,594	89,265	84,975	86,038
Money market deposits	138,915	122,976	126,501	134,365	120,672
Time deposits	212,047	197,716	193,673	188,403	180,874
Total deposits	712,915	673,073	662,144	648,300	638,028

Advances from Federal Home Loan Bank	15,500	26,500	23,000	23,000	21,000
Repurchase agreements	11,796	10,532	11,363	17,797	14,524
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Accrued interest payable	450	408	427	384	343
Other liabilities	7,849	8,634	8,293	8,422	7,564
Total liabilities	758,820	729,457	715,537	708,213	691,769

Equity
Preferred shares	13,983	13,983	13,983	13,983	13,983
Common shares	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,224	15,362	15,370	15,367	15,365
Retained earnings	48,118	46,688	44,933	42,925	41,199
Accumulated other comprehensive income	136	51	1,237	1,552	1,296
Treasury shares	(2,002)	(2,105)	(1,829)	(1,446)	(1,361)
Total equity	88,028	86,548	86,263	84,950	83,051

Total liabilities and equity	$846,848	816,005	801,800	793,163	774,820

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands - except share data)	At and for the Three Months Ended
	March	December	September	June	March
Interest income	2017	2016	2016	2016	2016
Loans
Taxable	$6,800	6,984	6,954	6,648	6,260
Nontaxable	20	20	22	24	9
Securities
Taxable	461	364	378	392	402
Nontaxable	133	144	145	149	156
Total interest income	7,414	7,512	7,499	7,213	6,827

Interest expense
Deposits	748	709	677	647	545
Repurchase Agreements & Other	4	2	5	4	5
Federal Home Loan Bank advances	86	86	83	77	106
Trust preferred securities	70	68	63	62	59
Total interest expense	908	865	828	790	715

Net interest income	6,506	6,647	6,671	6,423	6,112

Provision for loan losses	-	500	-	-	250

Net interest income after provision for loan losses	6,506	6,147	6,671	6,423	5,862

Noninterest income
Wealth Management Fees	667	657	695	643	633
Customer service fees	640	653	692	680	680
Gain on sale of mtg. loans & OMSR's	1,250	2,002	2,503	2,284	1,383
Mortgage loan servicing fees, net	383	1,324	205	(273)	(446)
Gain on sale of non-mortgage loans	430	52	327	151	449
Data service fees	193	184	223	233	277
Net gain on sales of securities	-	-	59	92	111
Gain/(loss) on sale/disposal of assets	-	-	(31)	186	22
Other income	239	256	342	311	330
Total non-interest income	3,802	5,128	5,015	4,307	3,439

Noninterest expense
Salaries and employee benefits	4,386	4,656	4,672	4,314	3,779
Net occupancy expense	560	533	523	524	565
Equipment expense	641	735	649	639	595
Data processing fees	370	384	352	339	305
Professional fees	363	404	380	326	316
Marketing expense	195	154	123	199	171
Telephone and communication	116	111	101	102	99
Postage and delivery expense	174	148	154	162	197
State, local and other taxes	167	154	170	171	99
Employee expense	145	182	117	128	118
Other expenses	265	398	689	503	651
Total non-interest expense	7,382	7,859	7,930	7,407	6,895

Income before income tax expense	2,926	3,416	3,756	3,323	2,406
Income tax expense	933	1,098	1,209	1,058	751

Net income	$1,993	2,317	2,547	2,265	1,655

Preferred Share Dividends	244	244	244	244	244

Net income available to common shares	1,749	2,073	2,303	2,021	1,411

Common share data:
Basic earnings per common share	$0.36	0.43	0.47	0.41	0.29
Diluted earnings per common share	$0.31	0.37	0.40	0.35	0.26

Average shares outstanding ($ in thousands):
Basic:	4,859	4,846	4,874	4,893	4,896
Diluted:	6,387	6,359	6,376	6,390	6,401

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	At and for the Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2017	2016	2016	2016	2016

Net interest income	$6,506	6,647	6,671	6,423	6,112
Tax-equivalent adjustment	$79	84	86	89	85
Tax-equivalent net interest income	$6,585	6,731	6,757	6,512	6,197
Provision for loan loss	$-	500	-	-	250
Noninterest income	$3,802	5,128	5,015	4,307	3,439
Total operating revenue	$10,308	11,775	11,686	10,730	9,551
Noninterest expense	$7,382	7,859	7,930	7,407	6,895
Pre-tax pre-provision income	$2,926	3,916	3,756	3,323	2,656
Pretax income	$2,926	3,416	3,756	3,323	2,406
Net income	$1,993	2,317	2,547	2,265	1,655
Income available to common shareholders	$1,749	2,073	2,303	2,021	1,411

PER SHARE INFORMATION:
Basic earnings per share	$0.36	0.43	0.47	0.41	0.29
Diluted earnings per share	$0.31	0.37	0.40	0.35	0.26
Common dividends	$0.065	0.065	0.060	0.060	0.055
Book value per common share	$13.92	13.75	13.67	13.39	13.07
Tangible book value per common share	$11.83	11.59	11.49	11.15	10.74
Market price per common share	$16.72	16.05	12.53	10.87	10.31
Market price per preferred share	$16.85	15.85	13.50	11.83	11.19

PERFORMANCE RATIOS:
Return on average assets (ROAA)	0.96%	1.14%	1.28%	1.15%	0.87%
Pre-tax pre-provision ROAA	1.41%	1.92%	1.89%	1.69%	1.40%
Return on average equity	9.13%	10.72%	11.90%	10.80%	8.03%
Return on average tangible equity	14.00%	16.54%	18.45%	16.94%	12.74%
Efficiency ratio	71.59%	66.71%	67.83%	69.00%	72.16%
Earning asset yield	4.08%	4.17%	4.29%	4.20%	4.18%
Cost of interest bearing liabilities	0.60%	0.58%	0.56%	0.55%	0.51%
Net interest margin	3.55%	3.64%	3.77%	3.69%	3.69%
Tax equivalent effect	0.04%	0.05%	0.05%	0.06%	0.06%
Net interest margin, tax equivalent	3.59%	3.69%	3.82%	3.75%	3.75%
Non interest income/Average assets	1.84%	2.52%	2.52%	2.20%	1.81%
Non interest expense/Average assets	3.57%	3.86%	3.98%	3.78%	3.62%
Net noninterest expense/Average assets	1.73%	1.34%	1.46%	1.58%	1.82%

ASSET QUALITY RATIOS:
Gross charge-offs	$51	269	136	2	94
Recoveries	$5	175	6	247	59
Net charge-offs	$46	95	130	(245)	35
Nonaccruing loans/ Total loans	0.38%	0.42%	0.47%	1.11%	1.14%
Nonperforming loans/ Total loans	0.60%	0.67%	0.72%	1.34%	1.40%
Nonperforming assets/ Loans & OREO	0.75%	0.82%	0.73%	1.36%	1.47%
Nonperforming assets/ Total assets	0.56%	0.65%	0.57%	1.04%	1.09%
Allowance for loan loss/ Nonperforming loans	203.96%	178.53%	163.50%	92.27%	89.33%
Allowance for loan loss/ Total loans	1.23%	1.20%	1.18%	1.23%	1.25%
Net loan charge-offs/ Average loans (ann.)	0.03%	0.06%	0.08%	(0.16)%	0.02%
Loan loss provision/ Net charge-offs	0.00%	526.32%	0.00%	0.00%	714.29%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	87.91%	95.74%	93.54%	93.29%	90.46%
Equity/ Assets	10.39%	10.61%	10.76%	10.71%	10.72%
Tangible equity/ Tangible assets	6.94%	7.02%	7.11%	7.02%	6.94%
Tangible equity adjusted for conversion	8.62%	8.77%	8.89%	8.82%	8.78%

END OF PERIOD BALANCES
Total assets	$846,848	816,005	801,800	793,163	774,820
Total loans	$626,722	644,433	619,352	604,776	577,134
Deposits	$712,915	673,073	662,144	648,300	638,028
Stockholders equity	$88,028	86,548	86,263	84,950	83,051
Goodwill & intangibles	$16,419	16,422	16,426	16,429	16,432
Preferred equity	$13,983	13,983	13,983	13,983	13,983
Tangible equity	$57,626	56,143	55,854	54,538	52,636
Mortgage servicing portfolio	$917,435	899,710	868,783	831,781	792,666
Wealth/Brokerage assets under care	$404,290	378,131	375,787	367,223	357,531
Total assets under care	$2,168,573	2,093,846	2,046,370	1,992,167	1,925,017
Full-time equivalent employees	231	227	224	223	218
Period end basic shares outstanding	4,873	4,844	4,860	4,892	4,900
Period end outstanding (Series A Converted)	1,452	1,452	1,452	1,452	1,452

AVERAGE BALANCES
Total assets	$827,514	814,423	796,027	784,353	761,143
Total earning assets	$734,378	729,525	707,679	694,629	661,891
Total loans	$637,490	634,664	614,731	596,724	568,925
Deposits	$683,639	672,226	650,751	644,429	616,124
Stockholders equity	$87,344	86,433	85,616	83,894	82,378
Intangibles	$16,421	16,424	16,427	16,431	16,434
Preferred equity	$13,983	13,983	13,983	13,983	13,983
Tangible equity	$56,940	56,026	55,206	53,480	51,961
Average basic shares outstanding	4,859	4,846	4,874	4,893	4,896
Average diluted shares outstanding	6,387	6,359	6,376	6,390	6,401

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

At and for the Three Months Ended March 31, 2017 and 2016

($ in Thousands)	Three Months Ended Mar. 31, 2017			Three Months Ended Mar. 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$82,727	461	2.23%	$76,617	402	2.10%
Nontaxable securities	14,161	202	5.69%	16,349	236	5.77%
Loans, net	637,490	6,830	4.29%	568,925	6,274	4.41%
Total earning assets	734,378	7,493	4.08%	661,891	6,912	4.18%
Cash and due from banks	35,827			43,297
Allowance for loan losses	(7,800)			(7,120)
Premises and equipment	20,594			19,407
Other assets	44,515			43,668
Total assets	$827,514			$761,143
Liabilities
Savings and interest bearing demand	$358,542	172	0.19%	$336,864	113	0.13%
Time deposits	203,113	576	1.13%	167,296	432	1.03%
Repurchase agreements & Other	13,801	4	0.12%	16,519	5	0.12%
Advances from Federal Home Loan Bank	22,972	86	1.50%	27,049	106	1.57%
Trust preferred securities	10,310	70	2.72%	10,310	59	2.29%
Total interest bearing liabilities	608,738	908	0.60%	558,038	715	0.51%
Non interest bearing demand	121,984	-		111,964
Total funding	730,722		0.50%	670,002		0.43%
Other liabilities	9,448			8,763
Total liabilities	740,170			678,765
Equity	87,344			82,378
Total liabilities and equity	$827,514			$761,143
Net interest income (tax equivalent basis)		$6,585			$6,197
Net interest income as a percent of average interest-earning assets			3.59%			3.75%